SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of                         Commission File Number:
   earliest event reported):
        MARCH 23, 2000                                      1-10210





                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   13-3486421
  (State or other jurisdiction of               (IRS Employer Identification
           incorporation)                                  Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                                       NA
                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

eGlobe, Inc. (the "Company") hereby announces its financial results for the month ended April 30, 2000.

Effective March 23, 2000, eGlobe merged with Trans Global Communications, Inc. ("Trans Global") utilizing the pooling of interests method of accounting. Accordingly, the results of operations for the months ended April 30, 2000 and 1999 have been reported on a combined basis.

Revenue for the month ended April 30, 2000 of $12.9 million decreased $1.6 million from $14.5 million for the same period in 1999. This decrease occurred primarily due to Trans Global's decision to shift away from being a purely arbitrage resale business to a direct route and IP structure business in order to gain the advantage of better gross profit margins in the direct route IP business. This shift to direct route and IP structure business resulted in a decrease of approximately $3.7 million which was offset by revenues of approximately $2.1 million from the acquisitions of iGlobe, Inc. ("iGlobe"), Oasis Reservations Services, Inc. and Coast International, Inc ("Coast") in the third and fourth quarters of 1999.

Gross margin for the month ended April 30, 2000 was $1.4 million or 11.3% of revenue as compared to $0.5 million or 3.7% of revenue for the same period in 1999. Network Services margins improved to 5.2% from 1.9% and Enhanced Services improved to 30.2% from 14.7% for the month ended April 30, 2000 and April 30, 1999, respectively. The addition of Customer Care and Retail segments of the business was due to acquisitions that occurred in the third and fourth quarters of 1999 and resulted in gross margins of 6.2% and 62.8%, respectively. The improvement in Network Services was due to higher margins on Trans Global revenues and the acquisition of iGlobe in August 1999. The improvement in Enhanced Services was in part due to the acquisition of Coast in December 1999 as well as more cost effective routing of telecommunications traffic.

Selling, General and Administrative expenses totaled $3.2 million for the month ended April 30, 2000 compared to $2.0 million for the same period in 1999 for an increase of $1.2 million. This increase was primarily due to the increase in personnel and facilities costs resulting from acquisitions.

Non-cash operating expenses for the month ended April 30, 2000 were $2.8 million as compared to $0.9 million for the same period in 1999. Depreciation and amortization expense increased $1.5 million primarily due to $0.8 million related to amortization of goodwill and other intangibles associated with the acquisitions completed since April 1999 and to depreciation of $0.7 million related to the increase in fixed assets at the acquired companies and additions at Trans Global. Deferred compensation expense related to stock options of $0.7 million was recorded for the month ended April 30, 2000. There was no deferred compensation expense related to acquisitions for the month ended April 30, 2000 as compared to $0.3 million for the same period in 1999.

Other expense, net, for the month ended April 30, 2000 increased $383,000 from the same period in 1999. This increase was primarily due to higher interest expenses related to higher debt balances, loss related to the Company's investment in i1.com, and lower interest income as compared to last year.

The current cash operating loss was $1.7 million for the month ended April 30, 2000 as compared to $1.5 million for the same period in 1999. The Company calculates its current operations profit/loss by subtracting non-cash expenses from its total operating cost and expenses. Non-cash expenses totaled $2.8 million and $0.9 million for the months ended April 30, 2000 and 1999, respectively, and include amortization of goodwill and other intangibles, depreciation and certain compensation expense. Total operating loss, including non-cash expenses, was $4.5 million and $2.4 million for the months ended April 30, 2000 and 1999, respectively.

                                                                    eGLOBE, INC.
                                                     CONSOLIDATED BALANCE SHEETS
                          AS OF APRIL 30, 2000 (UNAUDITED) AND DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                       APRIL 30, 2000           DECEMBER 31,
                                                                         (UNAUDITED)                1999
-------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT:
     Cash and cash equivalents                                         $  6,345,000            $  4,309,000
     Accounts receivable, net                                            24,084,000              15,142,000
     Other current assets                                                 3,048,000               3,629,000
-------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                     33,477,000              23,080,000

PROPERTY AND EQUIPMENT, NET                                              39,722,000              42,078,000

GOODWILL, NET                                                            22,689,000              24,904,000

OTHER INTANGIBLE ASSETS, NET                                             19,416,000              21,674,000

OTHER ASSETS                                                              3,698,000               2,059,000
-------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                           $119,002,000            $113,795,000
-------------------------------------------------------------------------------------------------------------

LIABILITIES, MINORITY INTEREST, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY

CURRENT:
     Accounts payable and accrued expenses                             $ 59,641,000            $ 52,550,000
     Income taxes payable                                                   597,000                 560,000
     Notes payable and current maturities of long-term debt              12,418,000              12,544,000
     Deferred revenue                                                     1,154,000               1,331,000
     Other liabilities                                                    1,644,000                 797,000

TOTAL CURRENT LIABILITIES                                                75,454,000              67,782,000
ACCOUNTS PAYABLE - LONG-TERM                                                      -               1,000,000
LONG-TERM DEBT, NET OF CURRENT MATURITIES                                13,297,000              13,495,000
-------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                        88,751,000              82,277,000

-------------------------------------------------------------------------------------------------------------
MINORITY INTEREST                                                         2,694,000               2,800,000
REDEEMABLE STOCK                                                         23,065,000                 700,000
STOCKHOLDERS' EQUITY                                                      4,492,000              28,018,000
-------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES, MINORITY INTEREST, REDEEMABLE
     STOCK AND STOCKHOLDERS' EQUITY                                    $119,002,000            $113,795,000
-------------------------------------------------------------------------------------------------------------

                                                                    eGLOBE, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                             ONE MONTH ENDED APRIL 30, 2000 AND 1999 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                     ONE MONTH                   ONE MONTH
                                                                        ENDED                      ENDED
                                                                   APRIL 30, 2000             APRIL 30, 1999
-------------------------------------------------------------------------------------------------------------
REVENUE                                                              $12,949,000               $ 14,482,000
COST OF REVENUE                                                       11,489,000                 13,949,000

-------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                           1,460,000                    533,000

-------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
    Selling, general and administrative                                3,182,000                  1,966,000
    Non-cash operating expenses                                        2,806,000                    921,000

-------------------------------------------------------------------------------------------------------------

TOTAL COSTS AND EXPENSES                                               5,988,000                  2,887,000

-------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                  (4,528,000)                (2,354,000)

-------------------------------------------------------------------------------------------------------------

OTHER EXPENSE                                                           (573,000)                  (190,000)

-------------------------------------------------------------------------------------------------------------

NET LOSS                                                              (5,101,000)                (2,544,000)

-------------------------------------------------------------------------------------------------------------

PREFERRED STOCK DIVIDENDS                                             (5,831,000)                  (372,000)

-------------------------------------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                        $(10,932,000)               $(2,916,000)

-------------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE (BASIC AND DILUTED)                              $      (0.13)               $     (0.05)

-------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                   81,337,248                 59,794,694

-------------------------------------------------------------------------------------------------------------

SIGNATURES




Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          eGlobe, Inc.
                                          (Registrant)



Date:  August 7, 2000                     By          /S/ Anne Haas
                                             -----------------------------------
                                                        Anne Haas
                                             Chief Accounting Officer, Treasurer